                                   EXHIBIT 24
                                POWER OF ATTORNEY

The undersigned directors and officers of Ultratech Stepper, Inc. (the "Company"), a Delaware corporation, hereby constitute and appoint Arthur W. Zafiropoulo and Bruce R. Wright, and each of them with full power to act without the other, the undersigned's true and lawful attorney-in-fact, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead in the undersigned's capacity as an officer and/or director of the Company, to execute in the name and on behalf of the undersigned an annual report of the Company on Form 10-K for the fiscal year ended December 31, 1999 (the "Report"), under the Securities and Exchange Act of 1934, as amended, and to file such Report, with exhibits thereto and other documents in connection therewith and any and all amendments thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done and to take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required of, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

        IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of March, 2000.

        SIGNATURE                                    TITLE                     DATE
        ---------                                    -----                     ----
/s/ ARTHUR W. ZAFIROPOULO     Chairman of the Board of Directors, Chief     March 24, 2000
-------------------------     Executive Officer (Principal Executive
  Arthur W. Zafiropoulo       Officer)


   /s/ BRUCE R. WRIGHT        Senior Vice President, Finance, Chief         March 24, 2000
-------------------------     Financial Officer and Secretary (Principal
     Bruce R. Wright          Financial and Accounting Officer)

   /s/ KENNETH LEVY           Director                                      March 24, 2000
-------------------------
     Kenneth Levy

   /s/ GREGORY HARRISON       Director                                      March 24, 2000
-------------------------
     Gregory Harrison

   /s/ LARRY R. CARTER        Director                                      March 24, 2000
-------------------------
     Larry R. Carter

   /s/ THOMAS D. GEORGE       Director                                      March 24, 2000
-------------------------
     Thomas D. George

     /s/ JOEL GEMUNDER        Director                                      March 24, 2000
-------------------------
      Joel Gemunder

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